UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 17, 2006

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 17, 2006, Alan Greenstein announced his resignation as chief financial officer to become effective on October 23, 2006. James J. Kohn will become the chief financial officer of the Company commencing on October 23, 2006. Mr. Greenstein has agreed to serve as a consultant until November 17, 2006, to assist in the transition.

Mr. Kohn, 56, a certified public accountant since 1982, served as both controller and chief financial officer of Detroit Entertainment (d/b/a Motor City Casino), a 75,000 square foot facility in Detroit, Michigan from April 2004 to October 2006. Mr. Kohn served as both a corporate director of internal audit and corporate director of financial analysis for Penn National Gaming, a multi-jurisdiction owner and operator of gaming properties, including casinos, racetracks and off-track wagering facilities, during the period from July 2001 to March 2004.

There is no arrangement or understanding between Mr. Kohn and any other person pursuant to which Mr. Kohn was selected as the chief financial officer. Mr. Kohn has no family relationship with any officer or director of the Company. Further, Mr. Kohn has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-K between the Company and him. It is expected that Mr. Kohn will enter into an employment agreement with the Company in the near future.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

	99.1	Press Release dated October 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: October 23, 2006	By:	/s/ Robert Sturges
Robert Sturges
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit
99.1	Press Release dated October 17, 2006